UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2012

Inhibitex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 678-746-1100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 7, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bristol-Myers Squibb Company, a Delaware corporation (“Parent”) and Inta Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on January 13, 2012, Parent and Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Shares”), for $26.00 per Share, net to the seller in cash but subject to any applicable withholding taxes (the “Offer Price”) upon the terms and subject to the conditions set forth in the offer to purchase, dated January 13, 2012 (as amended or supplemented, the “Offer to Purchase”) and the related letter of transmittal (as amended or supplemented, the “Letter of Transmittal”).

On February 13, 2012, Parent announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, on February 10, 2012, as scheduled and was not extended. According to Wells Fargo Bank, N.A., the depositary for the Offer, 77,532,611 Shares (not including 4,260,705 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn as of the expiration of the Offer, representing approximately 91% of the outstanding Shares (approximately 96%, assuming all Shares tendered by notice of guaranteed delivery are received by Purchaser). Purchaser has accepted for payment all Shares that were validly tendered and not withdrawn in accordance with the terms of the Offer.

On February 13, 2012, Parent and Purchaser effected a short-form merger under Delaware law, without a vote of or meeting of the Company’s stockholders, pursuant to which Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.

The aggregate consideration in the Offer and the Merger to acquire all of the outstanding Shares, and to cancel or acquire the underlying shares with respect to all outstanding options and warrants, is approximately $2,535,257,568 in cash. Parent, through its general corporate funds, has funded or will fund the consideration for the Shares, options and warrants acquired in the Offer and the Merger.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01. As a result of the consummation of the Offer and the Merger, the Company no longer fulfilled the numerical listing requirements of the NASDAQ Capital Market (the “NASDAQ”) and requested that the Shares be withdrawn from listing on the NASDAQ as of the close of market on February 13, 2012. The NASDAQ has filed with the Securities Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from the NASDAQ. The Company also intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which would terminate and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act, respectively.

Item 3.03	Material Modification to Rights of Security Holders

The information disclosed under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. At the effective time of the Merger, each issued and outstanding share of the Company’s common stock, other than any (i) Shares owned by Parent or Purchaser, (ii) Shares held by the Company in treasury and (iii) Shares held by stockholders of the Company who properly exercise appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, was canceled and converted into the right to receive cash in an amount equal to the Offer Price, without interest and subject to any applicable withholding taxes. At the effective time of the Merger, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price) and accordingly no longer have any interest in the Company’s future earnings and growth.

Item 5.01	Changes in Control of Registrant

At the effective time of the Merger, a change of control of the Company occurred and the Company has become a wholly-owned subsidiary of Parent. The information disclosed under Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers

Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger on February 13, 2012, each of Michael A. Henos, M. James Barrett, Gabriele M. Cerrone, Chris McGuigan, Russell M. Medford, Russell H. Plumb, Marc L. Preminger and A. Keith Willard resigned from the Board of Directors of the Company, and any committee thereof. Upon consummation of the Merger and pursuant to the Merger Agreement, Demetrios Kydonieus, Jeffrey Galik and Kabir Nath, each of whom was a director of Purchaser immediately prior to the effective time of the Merger, became directors of the Company following the Merger. On February 13, 2012, upon the mutual agreement of the parties, Mr. Plumb’s employment relationship with the Company ended, and Mr. Plumb, subject to his continued compliance with certain restrictive covenants, but not including the noncompetition covenant, became eligible to receive the severance benefits set forth in his employment agreement with the Company. Pursuant to the terms of the Merger Agreement, the executive officers of Purchaser immediately prior to the effective time of the Merger became the executive officers of the Company following the Merger. The new executive officers of the Company are Demetrios Kydonieus (President), David T. Bonk (Vice President), P. Joseph Campisi, Jr. (Vice President), Jeffrey Galik (Treasurer) and Katherine Kelly (Secretary). Information about the new directors and executive officers of the Company is contained in Annex A to the Schedule 14D-9 filed by the Company on January 17, 2012.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

In connection with the consummation of the Merger, the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated By-laws were amended and restated in accordance with the terms of the Merger Agreement. Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Inhibitex, Inc.

3.2	Amended and Restated By-laws of Inhibitex, Inc.

20.1	Information Statement pursuant to Section 14(d)(4) of the Securities Exchange Act of 1934, as amended (incorporated by reference to Annex A of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on January 17, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

February 16, 2012	By:	/s/ Demetrios Kydoneius
	Name:	Demetrios Kydoneius

	Title:	President

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Inhibitex, Inc.

3.2	Amended and Restated By-laws of Inhibitex, Inc.

20.1	Information Statement pursuant to Section 14(d)(4) of the Securities Exchange Act of 1934, as amended (incorporated by reference to Annex A of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on January 17, 2012)